Exhibit 99.1

AGREEMENT

This AGREEMENT (the “Agreement”) dated to be effective as of February 9, 2011 (the “Effective Date”) is between Rod K. Cutsinger, an individual (“Assignor”) and SABA Group, LLC, a Texas limited liability company (“Assignee”).

W I T N E S S E T H

WHEREAS, Assignor is the sole member of Assignee, and Assignee is the sole owner of PrimeValue Group, Inc., a Delaware corporation formed on January 7, 2009 (“PrimeValue”); and

WHEREAS, Assignee is a disregarded entity for U.S. federal income tax purposes; and

WHEREAS, Assignor has, on behalf of Assignee and PrimeValue, during the past eighteen months, created, developed and memorialized a written business plan (the “Plan”), which describes the manner in which a “Sponsor” (i.e., PrimeValue) would create a national equipment auction business by acquiring several existing companies in the same line of business (the “Combination Partner Companies”) through a series of interrelated transactions that would be integrated with the Sponsor’s proposed initial underwritten public offering of its common stock (the “Combination”), and includes the identities of prospective Combination Partner Companies, information regarding their suitability to participate in the Combination, various financial analyses, data, copyrighted material, invention disclosures, know how, trade secrets, and other intellectual property (collectively, the “Transferred Asset”); and

WHEREAS, PrimeValue has, acting through Assignor, during this period, contacted prospective Combination Partner Companies, analyzed their suitability to participate in the Combination, and engaged in meetings with prospective underwriters, legal counsel and other advisors regarding the Combination (Assignor’s actions related to the development of the Plan are referred to as the “Services”); and

WHEREAS, Assignor has incurred out-of-pocket cash expenses to create the Plan and to engage in activities on PrimeValue’s behalf as described above (the “Out-of-Pocket Expenses”); and

WHEREAS, Assignor’s Services and Out-of-Pocket Expenses are directly related to the creation and development of the Plan, its content, and the associated intellectual property, and therefore have contributed to the value of the Transferred Asset; and

WHEREAS, Assignee desires to acquire all right, title and interest that Assignor may have in the Transferred Asset, to compensate Assignor for the Services, and to reimburse Assignor for the Out-of-Pocket Expenses, and Assignor desires to assign and convey to Assignee all of his right, title and interest he may have in and to the Transferred Asset in exchange for the execution of a promissory note issued by Assignee to Assignor for $3,150,000 (the “Note”).

NOW, THEREFORE, IN CONSIDERATION of the mutual promises, covenants and agreements set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Assignment. On the Effective Date, Assignor hereby assigns, transfers, and conveys to Assignee, and assignee hereby accepts and assumes, free and clear of all liens, all of Assignor’s right, title, and interest, together with all rights of priority, in and to the Transferred Asset and all Intellectual Property (herein defined below) rights associated with the Transferred Asset (collectively, “Assignor’s Intellectual Property”), including but not limited to:

(a) All Inventions (herein defined below) related to the Transferred Asset, and the Patent(s) that may issue from such Inventions, including the subject matter of all claims that may be obtained therefrom, and any foreign counterparts or equivalents thereto, existing now or in the future, and any and all divisionals, continuations (in whole or in part), reissues, renewals and extensions of any of the foregoing, any substitutions therefor and any patents that may issue from the foregoing, the same to be held and enjoyed by Assignee for its own use and benefit, and for the use and benefit of its successors or assigns, to the end of the term or terms for which said Patents are or may be granted or reissued, as fully and entirely as the same would have been held and enjoyed by Assignor if this Agreement had not been made;

(b) All Copyrights (herein defined below) related to the Transferred Asset and the entire right, title and interest for the United States and all foreign countries in and to the Copyright for the copyrighted work related to the Transferred Asset, including any and all copyright rights of 17 U.S.C. Sections 106 and 113, and including all rights to: reproduce the copyrighted work; prepare derivative works based on the copyrighted work; distribute copies of the copyrighted work to the public by sale or other transfer of ownership, or by rental, lease or lending; display the copyrighted work publicly; and reproduce the copyrighted work in or on any kind of article;

(c) All Trademarks (herein defined below) related to the Transferred Asset, together with the goodwill of the business symbolized by the Trademarks, the applications for registration and registrations therefor, and all claims for damages arising out of or relating to past or continuing infringements thereof, if any, with the right to sue for and collect such damages;

(d) All Know-How (herein defined below) related to the Transferred Asset;

(e) All trade secrets related to the Transferred Asset;

(f) All Internet Domain Names (herein defined below) related to the Transferred Asset, together with the goodwill of the business symbolized by the Internet Domain Names, all registrations relating thereto, and any and all rights and powers associated therewith;

(g) All client lists, customer lists, potential customer lists, licenses, third-party software licenses, and purchase orders, to the extent assignable, related to the Transferred Asset; and

(h) Any other intangible assets related to the Transferred Asset.

2. Payment: In consideration for the assignment of Assignor’s Intellectual Property, Assignee shall issue the Note in the face amount of $3,150,000 to Assignor within ten (10) days of the Effective Date.

3. Future Cooperation. Assignor and Assignee mutually agree to cooperate at all times from and after the date hereof with respect to any of the matters described herein. Assignor and Assignee agree, from time to time, on or after the Effective Date, to execute and deliver such further instruments of conveyance and transfer and take such other actions as may be reasonably necessary to carry out the purposes and intents of this Agreement. Assignor will, at any time, upon request and without further compensation but at the expense of Assignee, its successors or assigns with respect to Assignor’s reasonable out-of-pocket costs, execute and deliver any and all papers and take any and all other reasonable actions that may be necessary or desirable to implement or perfect this Agreement, including all rightful oaths, declarations, assignments, powers of attorney and other papers; communicate to Assignee all facts known to the undersigned relating to Assignor’s Intellectual Property; and generally do everything possible which Assignee shall consider desirable for securing maintaining and enforcing the Intellectual Property rights conveyed herein.

4. Restrictions on Transfer or Assignment. Notwithstanding any other provision of this Agreement, this Agreement shall not constitute a sale, conveyance, transfer, assignment or delivery of any interest in Assignor’s Intellectual Property, or any benefit arising thereunder or resulting therefrom if a sale, conveyance, transfer, assignment or delivery, or an attempt to make such a sale, conveyance, transfer, assignment or delivery thereof (i) without the consent of or notice to a third party would constitute a breach or violation of a contract, indenture, note or other agreement of Assignor or (ii) is restricted or prohibited by law. Any sale, conveyance, assignment, transfer or delivery to Assignee by Assignor of any interest in or to such Transferred Asset is hereby made subject to such notice being given or consent or approval being obtained. In the event such consent or approval is not obtained, Assignor shall continue to use commercially reasonable efforts to obtain any such approval or consent until the earliest of (i) such time as such consent or approval has been obtained or (ii) the date Assignor determines that the third party will not provide its consent or approval. In the event Assignor determines that the third party will not provide its consent or approval, Assignor will cooperate with Assignee in any lawful and feasible arrangement to provide that Assignee shall receive such interest of Assignor in the benefits under any such Assignor’s Intellectual Property, including performance by Assignor as agent, if feasible; provided, however, that Assignee shall undertake to pay or satisfy the corresponding liabilities for the enjoyment of such benefit to the extent Assignee would have been responsible therefor if such consent or approval had been obtained.

5. Federal Income Tax Considerations. For federal income tax purposes, Assignee is a disregarded entity, and Assignor is not an employee of Assignee, and no amounts received by Assignor under this Agreement constitute wages; therefore, such amounts are not subject to employment withholding taxes. The Note (attached hereto as Exhibit A) is an unsecured, non-transferable promise by Assignee to pay such amount in the future on the occurrence of the earlier of (i) consummation of an initial underwritten public offering of shares of common stock, $0.0001 par value per share, of PrimeValue, or (ii) five years from the date the Note was created.

6. Representations and Warranties. As of the Effective Date of this Agreement, Assignor hereby covenants, represents, warrants, and agrees as follows:

a. This Agreement has been duly executed and delivered by Assignor and, assuming that this Agreement has been duly executed and delivered by the party seeking to enforce this Agreement, constitutes the valid and binding obligation of Assignor, enforceable against Assignor in accordance with its terms, except as limited by laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

b. Assignor owns all right, title, and interest in and to, free and clear of all encumbrances or has the right to use pursuant to a valid and enforceable license, sublicense, agreement, or provision, all of Assignor’s Intellectual Property. To Assignor’s knowledge, each item of Assignor’s Intellectual Property will be owned or available for use by Assignee on identical terms and conditions immediately subsequent to the Effective Date of this Agreement.

All of the representations and warranties of Assignor contained in this Agreement shall survive any termination of this Agreement. In addition, ASSIGNOR AND ASSIGNEE AGREE AND UNDERSTAND THAT, EXCEPT AS SPECIFICALLY PROVIDED HEREIN, THIS AGREEMENT IS MADE WITHOUT ANY WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND WITHOUT ANY WARRANTY AGAINST HIDDEN VICES OR DEFECTS.

7. Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, representatives, successors and assigns. No provision of this Agreement is intended to benefit, nor shall any such provision be enforceable by, any person other than Assignor and Assignee and their respective successors and permiteed assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party hereto without the prior written consent of the other parties; provided, however, that no such consent will be required for an assignment by any party to an Affiliate.

8. Modification and Waiver. No supplement, modification, waiver, or termination of this Agreement or any provisions hereof shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision (whether or not similar); nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

9. Counterparts. Any number of counterparts of this Agreement may be executed. Each counterpart will be deemed to be an original instrument, and all counterparts taken together will constitute one agreement.

10. Governing Law and Forum. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas. In addition, each party hereby agrees that any dispute regarding this Agreement or the matters contemplated hereby shall be litigated only in the federal or state courts located in Harris County, Texas, and each party agrees that it shall not commence any legal proceeding against the other party in any other court or before any other authority. Each party hereby submits to the jurisdiction of the federal or state courts located in Harris County, Texas, and each party hereby waives any objection to the jurisdiction of such courts. Both parties hereby irrevocably waive jurisdiction in any court or governing body other than as specifically agreed to in this Section 10.

11. Entire Agreement. This Agreement shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all previous negotiations, commitments, and writings with respect to such subject matter.

12. Definitions. For the purpose of this Agreement:

“Affiliate” means, with respect to any specified Person, a Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For purposes of this definition, “control” (including the correlative terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting equity interest, by contract or otherwise;

“Copyrights” means all copyrights (registered or unregistered), copyrightable works, works of authorship, copyrightable Software, Internet website content, derivative works, and all applications, registrations, and renewals in connection therewith;

“Intellectual Property” means all (i) Patents; (ii) Trademarks; (iii) Copyrights; (iv) Know-How; (v) trade secrets, (vi) Internet Domain Names; (vii) Internet Websites; (viii) Software; and (ix) all documentation related thereto;

“Internet Domain Names” means all rights and interests in registered and unregistered Internet domain names;

“Internet Websites” means all rights and interests in (i) all internet websites and interfaces including source code, and all related internet website content including documents, data, text, and images; and (ii) all documentation associated with (i) above;

“Inventions” means inventions, invention disclosures, inceptions, creations, ideas, and other innovations, whether or not patentable.

“Know-How” means any information, knowledge, data or materials, including without limitation ideas, inventions (whether patentable or unpatentable and whether or not reduced to practice), discoveries, developments, trade secrets, concepts, formulas, confidential information, methods, techniques, processes, procedures, designs, specifications, recipes, algorithms, tools, manufacturing and production processes and techniques, methods of doing business, research and development information, operating manuals, supplier lists, customer lists, software, software architectures, computer programs, subroutines, software development methodologies, technologies, compositions, formulations, plans, financial and marketing plans, applications, scientific, clinical or technical data or other information conceived, memorialized, developed or reduced to practice as may be embodied in tangible or electronic form, works of authorship and other similar materials and information, including all recordings, graphs, drawings, reports, analyses, specifications, designs, plans, and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein, and all related technology;

“Patents” all patents, patent applications, and supporting documents therefor, including continuations, divisionals, continuations-in-part, or reissues of patent applications and patents issuing thereon;

“Person” means any individual, partnership, joint venture, corporation, trust, unincorporated organization, government or other department or agency thereof, or any other legally recognized entity;

“Software” means, except to the extent commercially available for purchase from a third Person, any and all (i) computer programs, including those stored on a computer readable media and any and all software implementations of algorithms, models and methodologies, whether in source code, object code, or computer executable form; (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; and (iii) all documentation associated with (i) and (ii) above;

“Trademarks” means all trademarks, service marks, trade dress, logos, slogans, trade names, and corporate names, together with all abbreviations, translations, adaptations, derivations, and combinations thereof, and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Agreement to be executed and delivered by its duly authorized officer as of the Effective Date.

ASSIGNOR:

ROD K. CUTSINGER

By:	/s/ Rod K. Cutsinger
Name:	Rod K. Cutsinger

THE STATE OF TEXAS §

COUNTY OF HARRIS §

BEFORE ME, the undersigned authority, on this 23rd day of September, 2011, personally appeared Rod K. Cutsinger, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same of his own free will for the purposes and consideration therein expressed.

/s/ Vira Santellana
NOTARY PUBLIC, STATE OF TEXAS

7

IN WITNESS WHEREOF, Assignor and Assignee have caused this Agreement to be executed and delivered by its duly authorized officer as of the Effective Date.

ASSIGNEE:

SABA GROUP, LLC

By:	/s/ Rod K. Cutsinger
Name:	Rod K. Cutsinger
Title:	Sole Member

THE STATE OF TEXAS §

COUNTY OF HARRIS §

BEFORE ME, the undersigned authority, on this 23rd day of September, 2011, personally appeared Rod K. Cutsinger, acting on behalf of SABA Group, LLC, a Texas limited liability company, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same of his own free will for the purposes and consideration therein expressed.

/s/ Vira Santellana
NOTARY PUBLIC, STATE OF TEXAS

PROMISSORY NOTE

$3,150,000.00	Houston, Texas	February 9, 2011

For value received, the undersigned SABA Group, LLC, a Texas limited liability company (“Maker”), promises to pay to the order of Rod K. Cutsinger, an individual residing in the State of Texas (“Payee”), the sum of Three Million One Hundred Fifty Thousand Dollars and No Cents ($3,150,000.00) in lawful money of the United States of America, with interest thereon, as hereinafter provided.

The unpaid principal balance of this Note from time to time outstanding shall bear interest from the date hereof until maturity at a per annum rate equal to 5.0% calculated on a 365-day per year basis. All past due principal and accrued interest from the date it is due until paid at a per annum rate of interest equal to 5.0%, which interest shall accrue on a semi-annual basis.

Repayment Date. The outstanding principal balance of this Note, together with any accrued but unpaid interest, shall be due and payable on the earlier of (i) the consummation of an initial underwritten public offering of shares of common stock, $0.00001 par value, of PrimeValue Group, Inc., a Delaware corporation formed on January 7, 2009 and wholly owned by Maker (the “IPO”), or (ii) five years from the date first set out above. The principal of this Note may not be prepaid by Maker, in whole or in part, at any time without penalty.

Acceleration. It is agreed that time is of the essence in the performance of this Note. Payee may declare by written notice to Maker the outstanding principal amount of this Note and all other amounts payable by Maker under this Note to be immediately due and payable if (a) (1) Maker does not pay any payment when due hereunder and (2) Maker does not pay such payment within ten business days following receipt of notice that such payment is past due; (b) Maker files a petition in bankruptcy; (c) a petition in bankruptcy is filed against Maker and shall not be dismissed or stayed within 90 days; or (d) an attempt is made to assign this Note in violation of the provisions hereof (each an “Event of Default”). Maker and all sureties, endorsers and guarantors waive demand, presentment for payment, notice of dishonor, notice of intent to accelerate, notice of acceleration and all other notices of any kind, as well as filing of suit and diligence in collecting this Note. The failure of Payee to exercise any remedy shall not constitute a waiver on the part of the holder of the right to exercise any remedy at any other time.

Collection Fees. If an Event of Default is made in the payment of this Note and it is placed in the hands of any attorney for collection, or if collected by suit or through any bankruptcy or other proceeding, Maker hereby agrees to pay all reasonable expenses incurred by Payee in connection with such collection, including reasonable attorneys’ fees, in addition to all other amounts owing hereunder.

Non-exclusivity. No right, power or remedy conferred to Payee in this Note, or now or hereafter existing at law or in equity, by statute or otherwise, shall be exclusive; and each such right, power or remedy shall, to the full extent permitted by law, be cumulative and in addition to every other such right, power or remedy. No course of dealing and no delay in exercising any right, power or remedy conferred on Payee in this Note or any other document executed in connection with this Note or now or hereafter existing at law or in equity, or by statute or otherwise, shall operate as a waiver of or otherwise prejudice any such right, power or remedy.

Severability and Assignability. If any provision in this Note is held to be unenforceable, such provision shall be severed and the remaining provisions shall remain in full force and effect. The provisions of this Note may be waived or amended only in a writing signed by the party against whom enforcement of such waiver or amendment is sought. This Note shall bind Maker and Maker’s successors and assigns and shall inure to the benefit of Payee and Payee’s successors and assigns. Maker may not assign, directly or indirectly (including by operation of law or as a result of a change in control) its obligations and duties under this Note to another party. Payee shall not have the right to assign his or her rights, duties, and obligations under this note to a third person.

Governing Law. This Note is being executed and delivered, and is intended to be performed, in the State of Texas. Except to the extent that the laws of the United States may apply to the terms hereof, the substantive laws of the State of Texas shall govern the validity, construction, enforcement and interpretation of this Note.

Entire Agreement. There are no unwritten oral agreements between the parties.

Headings. The headings contained in this Note are for reference purposes only and shall not affect in any way the meaning or interpretation of this Note.

Non-Usurious Interest. Notwithstanding the foregoing or any other term in this Note to the contrary, it is the intention of Maker and Payee to conform strictly to any applicable usury laws. Accordingly, if Payee contracts for, charges or receives any consideration in connection with this Note which constitutes interest in excess of the maximum lawful interest rate that may be contracted for, charged or received under the laws applicable to this Note which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum lawful interest rate, then any such excess shall be cancelled automatically and, if previously paid, shall at Payee’s option be applied to the outstanding principal amount under this Note or be refunded to Maker.

(Remainder of Page Intentionally Blank)

EXECUTED to be effective as of the date first above written.

MAKER:

SABA Group, LLC

By:	/s/ Rod K. Cutsinger
Name:	Rod K. Cutsinger
Title:	Sole Member

[Signature Page to SABA Group Promissory Note]

THIS PROMISSORY NOTE AMENDS AND RESTATES IN ITS ENTIRETY (BUT DOES NOT EXTINGUISH) THAT CERTAIN PROMISSORY NOTE, DATED FEBRUARY 9, 2011, IN THE ORIGINAL PRINCIPAL AMOUNT OF $3,150,000 MADE BY THE MAKER AND PAYABLE TO THE PAYEE.

AMENDED AND RESTATED PROMISSORY NOTE

$3,150,000.00	Houston, Texas	March 24, 2011

For value received, the undersigned SABA Group, LLC, a Texas limited liability company (“Maker”), promises to pay to the order of Rod K. Cutsinger, an individual residing in the State of Texas (“Payee”), the sum of Three Million One Hundred Fifty Thousand Dollars and No Cents ($3,150,000.00) in lawful money of the United States of America, with interest thereon, as hereinafter provided.

The unpaid principal balance of this Note from time to time outstanding shall bear interest from February 9, 2011 until maturity at a per annum rate equal to 5.0% calculated on a 365-day per year basis. All past due principal and accrued interest from the date it is due until paid at a per annum rate of interest equal to 5.0%, which interest shall accrue on a semi-annual basis.

Repayment Date. The outstanding principal balance of this Note, together with any accrued but unpaid interest, shall be due and payable on the earlier of (i) the consummation of an initial underwritten public offering of shares of common stock, $0.00001 par value, of Taylor & Martin Group, a Delaware corporation and wholly owned by Maker (the “IPO”), or (ii) five years from the date first set out above. The principal of this Note may not be prepaid by Maker, in whole or in part, at any time without penalty.

Acceleration. It is agreed that time is of the essence in the performance of this Note. Payee may declare by written notice to Maker the outstanding principal amount of this Note and all other amounts payable by Maker under this Note to be immediately due and payable if (a) (1) Maker does not pay any payment when due hereunder and (2) Maker does not pay such payment within ten business days following receipt of notice that such payment is past due; (b) Maker files a petition in bankruptcy; (c) a petition in bankruptcy is filed against Maker and shall not be dismissed or stayed within 90 days; or (d) an attempt is made to assign this Note in violation of the provisions hereof (each an “Event of Default”). Maker and all sureties, endorsers and guarantors waive demand, presentment for payment, notice of dishonor, notice of intent to accelerate, notice of acceleration and all other notices of any kind, as well as filing of suit and diligence in collecting this Note. The failure of Payee to exercise any remedy shall not constitute a waiver on the part of the holder of the right to exercise any remedy at any other time.

Collection Fees. If an Event of Default is made in the payment of this Note and it is placed in the hands of any attorney for collection, or if collected by suit or through any bankruptcy or other proceeding, Maker hereby agrees to pay all reasonable expenses incurred by Payee in connection with such collection, including reasonable attorneys’ fees, in addition to all other amounts owing hereunder.

Non-exclusivity. No right, power or remedy conferred to Payee in this Note, or now or hereafter existing at law or in equity, by statute or otherwise, shall be exclusive; and each such right, power or remedy shall, to the full extent permitted by law, be cumulative and in addition to every other such right, power or remedy. No course of dealing and no delay in exercising any right, power or remedy conferred on Payee in this Note or any other document executed in connection with this Note or now or hereafter existing at law or in equity, or by statute or otherwise, shall operate as a waiver of or otherwise prejudice any such right, power or remedy.

Severability and Assignability. If any provision in this Note is held to be unenforceable, such provision shall be severed and the remaining provisions shall remain in full force and effect. The provisions of this Note may be waived or amended only in a writing signed by the party against whom enforcement of such waiver or amendment is sought. This Note shall bind Maker and Maker’s successors and assigns and shall inure to the benefit of Payee and Payee’s successors and assigns. Maker may not assign, directly or indirectly (including by operation of law or as a result of a change in control) its obligations and duties under this Note to another party. Payee shall not have the right to assign his or her rights, duties, and obligations under this note to a third person.

Governing Law. This Note is being executed and delivered, and is intended to be performed, in the State of Texas. Except to the extent that the laws of the United States may apply to the terms hereof, the substantive laws of the State of Texas shall govern the validity, construction, enforcement and interpretation of this Note.

Entire Agreement. There are no unwritten oral agreements between the parties.

Headings. The headings contained in this Note are for reference purposes only and shall not affect in any way the meaning or interpretation of this Note.

Non-Usurious Interest. Notwithstanding the foregoing or any other term in this Note to the contrary, it is the intention of Maker and Payee to conform strictly to any applicable usury laws. Accordingly, if Payee contracts for, charges or receives any consideration in connection with this Note which constitutes interest in excess of the maximum lawful interest rate that may be contracted for, charged or received under the laws applicable to this Note which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum lawful interest rate, then any such excess shall be cancelled automatically and, if previously paid, shall at Payee’s option be applied to the outstanding principal amount under this Note or be refunded to Maker.

THIS WRITTEN NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(Remainder of Page Intentionally Blank)

EXECUTED to be effective as of the date first above written.

MAKER:

SABA Group, LLC

By:	/s/ Rod K. Cutsinger
Name:	Rod K. Cutsinger
Title:	Sole Member

Agreed and Accepted:

PAYEE:

By:	/s/ Rod K. Cutsinger
Name:	Rod K. Cutsinger

[Signature Page to Amended and Restated SABA Group Promissory Note]

ADDITIONAL AGREEMENT

This ADDITIONAL AGREEMENT (the “Agreement”) dated to be effective as of May 27, 2011 (the “Effective Date”) is between Rod K. Cutsinger, an individual (“Assignor”) and SABA Group, LLC, a Texas limited liability company (“Assignee”).

W I T N E S S E T H

WHEREAS, on March 24, 2011, Taylor & Martin Group, Inc., a Delaware corporation (“Parent Company”), became the sole owner of PrimeValue Founder Company (formerly named PrimeValue Group, Inc.), a Delaware corporation formed on January 7, 2009 (“PV-Founder”), through a merger of Parent Company’s newly-formed wholly-owned subsidiary corporation into PV-Founder, with PV-Founder as the surviving entity; and

WHEREAS, pursuant to the merger described above, Assignee exchanged one hundred percent (100%) of the stock of PV-Founder for one hundred percent (100%) of the stock of Parent Company; and

WHEREAS, Assignee is a disregarded entity for U.S. federal income tax purposes; and

WHEREAS, on February 9, 2011, Assignee, in exchange for its note in the face amount of $3,150,000, acquired from Rod K. Cutsinger all of Rod K. Cutsinger’s right, title and interest in a written business plan, including any and all inventions, whether or not patentable, patents, trademarks, copyrights, know how, trade secrets, internet domain names, internet websites, software, and other intellectual property associated therewith (the “Plan”) created, developed and memorialized on behalf of Assignee and PV-Founder, which describes the manner in which a “Sponsor” (initially intended to be PV-Founder) would create a national equipment auction business by acquiring several existing companies in the same line of business (the “Combination Partner Companies”) through a series of interrelated transactions that would be integrated with the Sponsor’s proposed initial underwritten public offering of its common stock (the “Combination”), and includes the identities of prospective Combination Partner Companies, information regarding their suitability to participate in the Combination, various financial analyses, data, copyrighted material, invention disclosures, know how, trade secrets, and other intellectual property (collectively, the “Transferred Asset”); and

WHEREAS, Assignor has, on behalf of Assignee and PV-Founder, during the approximately three-month period beginning on February 9, 2011, continued to develop the Plan by contacting additional prospective Combination Partner Companies, analyzing their suitability to participate in the Combination, and engaging in additional meetings with prospective underwriters, legal counsel and other advisors, and therefore has created additional intellectual property (collectively, the “Additional Transferred Asset”); and

WHEREAS, Assignor’s actions related to the continued development of the Plan are referred to as the “Additional Services”; and

WHEREAS, Assignor has incurred additional out-of-pocket cash expenses to create the Plan and to engage in activities on PV-Founder’s behalf as described above (the “Additional Out-of-Pocket Expenses”); and

WHEREAS, Assignor’s Additional Services and Additional Out-of-Pocket Expenses are directly related to the continued development of the Plan, its content, and the associated intellectual property, and therefore have contributed to the value of the Additional Transferred Asset; and

WHEREAS, Assignee desires to acquire all right, title and interest that Assignor may have in the Additional Transferred Asset, to compensate Assignor for the Additional Services, and to reimburse Assignor for the Additional Out-of-Pocket Expenses, and Assignor desires to assign and convey to Assignee all of his right, title and interest he may have in and to the Additional Transferred Asset in exchange for the execution of a promissory note issued by Assignee to Assignor for $350,000 (the “Additional Note”).

NOW, THEREFORE, IN CONSIDERATION of the mutual promises, covenants and agreements set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Assignment. On the Effective Date, Assignor hereby assigns, transfers, and conveys to Assignee, and assignee hereby accepts and assumes, free and clear of all liens, all of Assignor’s right, title, and interest, together with all rights of priority, in and to the Additional Transferred Asset and all Intellectual Property (herein defined below) rights associated with the Additional Transferred Asset (collectively, “Assignor’s Intellectual Property”), including but not limited to:

(a) All Inventions (herein defined below) related to the Additional Transferred Asset, and the Patent(s) that may issue from such Inventions, including the subject matter of all claims that may be obtained therefrom, and any foreign counterparts or equivalents thereto, existing now or in the future, and any and all divisionals, continuations (in whole or in part), reissues, renewals and extensions of any of the foregoing, any substitutions therefor and any patents that may issue from the foregoing, the same to be held and enjoyed by Assignee for its own use and benefit, and for the use and benefit of its successors or assigns, to the end of the term or terms for which said Patents are or may be granted or reissued, as fully and entirely as the same would have been held and enjoyed by Assignor if this Agreement had not been made;

(b) All Copyrights (herein defined below) related to the Additional Transferred Asset and the entire right, title and interest for the United States and all foreign countries in and to the Copyright for the copyrighted work related to the Additional Transferred Asset, including any and all copyright rights of 17 U.S.C. Sections 106 and 113, and including all rights to: reproduce the copyrighted work; prepare derivative works based on the copyrighted work; distribute copies of the copyrighted work to the public by sale or other transfer of ownership, or by rental, lease or lending; display the copyrighted work publicly; and reproduce the copyrighted work in or on any kind of article;

(c) All Trademarks (herein defined below) related to the Additional Transferred Asset, together with the goodwill of the business symbolized by the Trademarks, the applications for registration and registrations therefor, and all claims for damages arising out of or relating to past or continuing infringements thereof, if any, with the right to sue for and collect such damages;

(d) All Know-How (herein defined below) related to the Additional Transferred Asset;

(e) All trade secrets related to the Additional Transferred Asset;

(f) All Internet Domain Names (herein defined below) related to the Additional Transferred Asset, together with the goodwill of the business symbolized by the Internet Domain Names, all registrations relating thereto, and any and all rights and powers associated therewith;

(g) All client lists, customer lists, potential customer lists, licenses, third-party software licenses, and purchase orders, to the extent assignable, related to the Additional Transferred Asset; and

(h) Any other intangible assets related to the Additional Transferred Asset.

2. Payment: In consideration for the assignment of Assignor’s Intellectual Property, Assignee shall issue the Additional Note in the face amount of $350,000 to Assignor within ten (10) days of the Effective Date.

3. Future Cooperation. Assignor and Assignee mutually agree to cooperate at all times from and after the date hereof with respect to any of the matters described herein. Assignor and Assignee agree, from time to time, on or after the Effective Date, to execute and deliver such further instruments of conveyance and transfer and take such other actions as may be reasonably necessary to carry out the purposes and intents of this Agreement. Assignor will, at any time, upon request and without further compensation but at the expense of Assignee, its successors or assigns with respect to Assignor’s reasonable out-of-pocket costs, execute and deliver any and all papers and take any and all other reasonable actions that may be necessary or desirable to implement or perfect this Agreement, including all rightful oaths, declarations, assignments, powers of attorney and other papers; communicate to Assignee all facts known to the undersigned relating to Assignor’s Intellectual Property; and generally do everything possible which Assignee shall consider desirable for securing maintaining and enforcing the Intellectual Property rights conveyed herein.

4. Restrictions on Transfer or Assignment. Notwithstanding any other provision of this Agreement, this Agreement shall not constitute a sale, conveyance, transfer, assignment or delivery of any interest in Assignor’s Intellectual Property, or any benefit arising thereunder or resulting therefrom if a sale, conveyance, transfer, assignment or delivery, or an attempt to make such a sale, conveyance, transfer, assignment or delivery thereof (i) without the consent of or notice to a third party would constitute a breach or violation of a contract, indenture, note or other agreement of Assignor or (ii) is restricted or prohibited by law. Any sale, conveyance, assignment, transfer or delivery to Assignee by Assignor of any interest in or to such Additional Transferred Asset is hereby made subject to such notice being given or consent or approval being obtained. In the event such consent or approval is not obtained, Assignor shall continue to use commercially reasonable efforts to obtain any such approval or consent until the earliest of (i) such time as such consent or approval has been obtained or (ii) the date Assignor determines that the third party will not provide its consent or approval. In the event Assignor determines that the third party will not provide its consent or approval, Assignor will cooperate with Assignee in any lawful and feasible arrangement to provide that Assignee shall receive such interest of Assignor in the benefits under any such Assignor’s Intellectual Property, including performance by Assignor as agent, if feasible; provided, however, that Assignee shall undertake to pay or satisfy the corresponding liabilities for the enjoyment of such benefit to the extent Assignee would have been responsible therefor if such consent or approval had been obtained.

5. Federal Income Tax Considerations. For federal income tax purposes, Assignee is a disregarded entity, and Assignor is not an employee of Assignee, and no amounts received by Assignor under this Agreement constitute wages; therefore, such amounts are not subject to employment withholding taxes. The Additional Note (attached hereto as Exhibit A) is an unsecured, non-transferable promise by Assignee to pay such amount in the future on the occurrence of the earlier of (i) consummation of an initial underwritten public offering of shares of common stock, $0.0001 par value per share, of Parent Company, or (ii) five years from the date the Additional Note was created.

6. Representations and Warranties. As of the Effective Date of this Agreement, Assignor hereby covenants, represents, warrants, and agrees as follows:

a. This Agreement has been duly executed and delivered by Assignor and, assuming that this Agreement has been duly executed and delivered by the party seeking to enforce this Agreement, constitutes the valid and binding obligation of Assignor, enforceable against Assignor in accordance with its terms, except as limited by laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

b. Assignor owns all right, title, and interest in and to, free and clear of all encumbrances or has the right to use pursuant to a valid and enforceable license, sublicense, agreement, or provision, all of Assignor’s Intellectual Property. To Assignor’s knowledge, each item of Assignor’s Intellectual Property will be owned or available for use by Assignee on identical terms and conditions immediately subsequent to the Effective Date of this Agreement.

All of the representations and warranties of Assignor contained in this Agreement shall survive any termination of this Agreement. In addition, ASSIGNOR AND ASSIGNEE AGREE AND UNDERSTAND THAT, EXCEPT AS SPECIFICALLY PROVIDED HEREIN, THIS AGREEMENT IS MADE WITHOUT ANY WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND WITHOUT ANY WARRANTY AGAINST HIDDEN VICES OR DEFECTS.

7. Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, representatives, successors and assigns. No provision of this Agreement is intended to benefit, nor shall any such provision be enforceable by, any person other than Assignor and Assignee and their respective successors and permiteed assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party hereto without the prior written consent of the other parties; provided, however, that no such consent will be required for an assignment by any party to an Affiliate.

8. Modification and Waiver. No supplement, modification, waiver, or termination of this Agreement or any provisions hereof shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision (whether or not similar); nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

9. Counterparts. Any number of counterparts of this Agreement may be executed. Each counterpart will be deemed to be an original instrument, and all counterparts taken together will constitute one agreement.

10. Governing Law and Forum. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas. In addition, each party hereby agrees that any dispute regarding this Agreement or the matters contemplated hereby shall be litigated only in the federal or state courts located in Harris County, Texas, and each party agrees that it shall not commence any legal proceeding against the other party in any other court or before any other authority. Each party hereby submits to the jurisdiction of the federal or state courts located in Harris County, Texas, and each party hereby waives any objection to the jurisdiction of such courts. Both parties hereby irrevocably waive jurisdiction in any court or governing body other than as specifically agreed to in this Section 10.

11. Entire Agreement. This Agreement shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all previous negotiations, commitments, and writings with respect to such subject matter.

12. Definitions. For the purpose of this Agreement:

“Affiliate” means, with respect to any specified Person, a Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For purposes of this definition, “control” (including the correlative terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting equity interest, by contract or otherwise;

“Copyrights” means all copyrights (registered or unregistered), copyrightable works, works of authorship, copyrightable Software, Internet website content, derivative works, and all applications, registrations, and renewals in connection therewith;

“Intellectual Property” means all (i) Patents; (ii) Trademarks; (iii) Copyrights; (iv) Know-How; (v) trade secrets, (vi) Internet Domain Names; (vii) Internet Websites; (viii) Software; and (ix) all documentation related thereto;

“Internet Domain Names” means all rights and interests in registered and unregistered Internet domain names;

“Internet Websites” means all rights and interests in (i) all internet websites and interfaces including source code, and all related internet website content including documents, data, text, and images; and (ii) all documentation associated with (i) above;

“Inventions” means inventions, invention disclosures, inceptions, creations, ideas, and other innovations, whether or not patentable.

“Know-How” means any information, knowledge, data or materials, including without limitation ideas, inventions (whether patentable or unpatentable and whether or not reduced to practice), discoveries, developments, trade secrets, concepts, formulas, confidential information, methods, techniques, processes, procedures, designs, specifications, recipes, algorithms, tools, manufacturing and production processes and techniques, methods of doing business, research and development information, operating manuals, supplier lists, customer lists, software, software architectures, computer programs, subroutines, software development methodologies, technologies, compositions, formulations, plans, financial and marketing plans, applications, scientific, clinical or technical data or other information conceived, memorialized, developed or reduced to practice as may be embodied in tangible or electronic form, works of authorship and other similar materials and information, including all recordings, graphs, drawings, reports, analyses, specifications, designs, plans, and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein, and all related technology;

“Patents” all patents, patent applications, and supporting documents therefor, including continuations, divisionals, continuations-in-part, or reissues of patent applications and patents issuing thereon;

“Person” means any individual, partnership, joint venture, corporation, trust, unincorporated organization, government or other department or agency thereof, or any other legally recognized entity;

“Software” means, except to the extent commercially available for purchase from a third Person, any and all (i) computer programs, including those stored on a computer readable media and any and all software implementations of algorithms, models and methodologies, whether in source code, object code, or computer executable form; (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; and (iii) all documentation associated with (i) and (ii) above;

“Trademarks” means all trademarks, service marks, trade dress, logos, slogans, trade names, and corporate names, together with all abbreviations, translations, adaptations, derivations, and combinations thereof, and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Agreement to be executed and delivered by its duly authorized officer as of the Effective Date.

ASSIGNOR:

ROD K. CUTSINGER

By:	/s/ Rod K. Cutsinger
Name:	Rod K. Cutsinger

THE STATE OF TEXAS §

COUNTY OF HARRIS §

BEFORE ME, the undersigned authority, on this 23rd day of September, 2011, personally appeared Rod K. Cutsinger, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same of his own free will for the purposes and consideration therein expressed.

/s/ Vira Santellana
NOTARY PUBLIC, STATE OF TEXAS

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IN WITNESS WHEREOF, Assignor and Assignee have caused this Agreement to be executed and delivered by its duly authorized officer as of the Effective Date.

ASSIGNEE:

SABA GROUP, LLC

By:	/s/ Rod K. Cutsinger
Name:	Rod K. Cutsinger
Title:	Sole Member

THE STATE OF TEXAS §

COUNTY OF HARRIS §

BEFORE ME, the undersigned authority, on this 23rd day of September, 2011, personally appeared Rod K. Cutsinger, acting on behalf of SABA Group, LLC, a Texas limited liability company, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same of his own free will for the purposes and consideration therein expressed.

/s/ Vira Santellana
NOTARY PUBLIC, STATE OF TEXAS